COUNTRY MUTUAL FUNDS TRUST

                                DISTRIBUTION PLAN

                                UNDER RULE 12b-1


     THIS DISTRIBUTION PLAN (the "Plan") of COUNTRY Mutual Funds Trust is adopted pursuant to Rule 12b-1 of the investment Company Act of 1940 (the "1940 Act")

                                   WITNESSETH:

     WHEREAS, the Trust is engaged in the business as an open-end management investment trust and is registered as such under the 1940 Act; and

     WHEREAS, it has been proposed the Trust make payments to the Distributor out of the Trust's net assets for distribution services rendered to the Trust; and

     WHEREAS, the Trust intends to distribute its common shares ("shares") in accordance with Rule 12b-1 under the 1940 Act, and desires to adopt this Plan pursuant to such Rule; and

     WHEREAS, the Trust's Board of Trustees, in considering whether the Trust should adopt and implement a written plan, has evaluated such information as it deemed necessary to an informed determination as to whether a written plan should be adopted and implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Trust for such purposes and has determined that there is a reasonable likelihood that adoption and implementation of a plan will benefit the Trust and its shareholders;

     NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 12b-1-under the 1940 Act, and the parties hereto agree to the following terms and conditions of the Plan:

     1. Distribution Activities. The Trust will reimburse the Principal Underwriter ("Distributor") for costs and expenses incurred in connection with the distribution and marketing of shares of the Trust and servicing of Trust shareholders. Such Distribution and servicing costs and expenses may include (1) printing and advertising expenses; (2) payments to employees or agents of the Distributor who engage in or support distribution of the Trust's shares, including salary, commissions, travel and related expenses; (3) the costs of preparing, printing and distributing prospectuses and reports to prospective investors; (4) expense of organizing and conducting sales seminars; (5) expenses related to selling and servicing efforts, including processing new account applications, transmitting customer transaction information to the Trust's transfer agent and answering questions of shareholders; (6) payments of fees to one or more broker-dealers (which may include the Distributor itself), financial institutions or other industry professionals, such as investment advisers, accountants and estate planning firms (severally, a "Service Organization"), in respect of the average daily value of the Trust's shares owned by shareholders for whom the Service Organization is the dealer of record or holder of record, or owned by shareholders with whom the Service Organization has a servicing relationship; (7) costs and expenses incurred in implementing and operating the Plan; and (8) such other similar services as the Trust's Board of Trustees determines to be reasonably calculated to result in the sale of Trust shares.

     2. Compensation. The Distributor will receive a fee monthly for such costs, expenses or payments at an annual rate of up to but not more than 0.25% of the average daily net assets of the Trust. In the event the Plan is terminated as herein provided, the Trust shall have no liability for expenses that were not reimbursed as of the date of termination.

     3. Term and Termination.

          (a) This Plan shall become effective upon approval by a vote of at least a "majority of the outstanding voting securities of the Trust," and upon approval by a vote of the Trustees of the Trust and of those Trustees who have no direct or indirect financial interest in the Plan or in any agreements related to the Plan (the "Disinterested Trustees") cast in person at a meeting called for the purpose of voting on the Plan.

          (b) This Plan shall remain in effect until November 1, 2003, and from year-to-year thereafter; provided, however, that such continuance is subject to approval annually by a vote of the Trustees of the Trust and of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on this Plan. If such annual approval is not obtained, the Plan shall expire twelve (12) months after the date of the last approval. This Plan may be amended at any time by the Board of Trustees; provided that (a) any amendment to increase materially the amount to be spent for the services described herein shall be effective only upon approval by a vote of a majority of the outstanding shares of the Trust and (b) any material amendments of this Plan shall be effective only upon approval in the manner provided in the first sentence in this paragraph.

          (c) This Plan may be terminated at any time, without the payment of any penalty, by vote of a majority of the Disinterested Trustees or by a vote of a majority of the outstanding voting securities of the Trust.

     4.   Reporting Requirements.

          (a) The Distributor shall provide the Trust, for review by the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made. Such written report shall be in a form satisfactory to the Trust and shall supply all information necessary for the Board to discharge its responsibilities, including its responsibilities pursuant to Rule 12b-1.

          (b) The Trust or the Investment Adviser to the Trust shall, from time-to-time, furnish or otherwise make available to the Distributor such financial reports, proxy statements and other information relating to the business and affairs of the Trust as the Distributor may reasonably require in order to discharge its duties and obligations hereunder.

     5. Selection and Nomination of Trustees. While this Plan is in effect, the selection and nomination of Disinterested Trustees shall be committed to the discretion of the Trustees who are not interested persons.

     6. Recordkeeping. The Trust shall preserve copies of this Plan, any related agreements, and all reports for a period of not less than six years from the date of this Plan or any such agreement or report, as the case may be, the first two years in an easily accessible place.

     7. Non-Exclusivity Clause. Nothing herein contained shall limit the freedom of the Distributor or an "affiliated person" of the Distributor, to act as distributor for other persons, firms or corporations or to engage in other business activities.

     8. Limit of Liability.

          (a) Neither the Distributor nor any of its employees or agents is authorized to make any representations concerning the shares except those contained in the then current Prospectus or Statement of Additional Information of the Trust.

          (b) The Distributor shall use its best efforts in rendering services hereunder, but in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations hereunder, the
          Distributor   shall  not  be  liable  to  the  Trust  or  any  of  its
          shareholders for any error of judgment or mistake of law of for any act or omission or for any losses sustained by the Trust or its shareholders resulting therefrom.

          (c) Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which is bound, or relieve or deprive the Board of Trustees of Trust of the responsibility for and control of the affairs the Trust.

     9. Applicable Law. The provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of Delaware or any of the provisions herein conflicts with the applicable provisions of the 1940 Act, the latter shall control.

     10. Invalidity. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of the Plan shall be affected thereby.

     11. Definitions. For the purposes of this Plan, the terms "interested person," "assignment," "affiliated person" and "majority of the outstanding voting securities" are used as defined in the 1940 Act.

Effective:        November 1, 2001